Exhibit 11. Statement Re Computation of Per Share Earnings

                                         ($ in thousands, except per share amounts)
                                                Years ended December 31,
                                           1994           1993         1992
Primary
Earnings:
 Earnings from continuing operations
  before extraordinary item              $  4,930      $ 35,126      $ 10,318
 Deduct dividends on preferred stock        2,544         2,554         2,561
 Earnings from continuing operations
  applicable to common stock                2,386        32,572         7,757
 Loss from discontinued operations         (6,554)      (35,303)           --
 Earnings (loss) from extraordinary item   (7,572)           --         1,573
 Cumulative accounting change              (1,361)           --            --
 Net earnings (loss) applicable to
  common stock                           $(13,101)     $ (2,731)     $  9,330

Shares:
 Weighted average number of common
  shares outstanding                       14,859        14,835        14,820
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the year)                          -- (1)        -- (1)        13

 Weighted average number of shares
  outstanding, as adjusted                 14,859        14,835        14,833

 Primary earnings (loss) per share:
  Continuing operations                  $   0.16      $   2.20      $   0.52
  Discontinued operations                   (0.44)        (2.38)           --
  Extraordinary item                        (0.51)           --          0.11
  Cumulative accounting change              (0.09)           --            --
  Net earnings (loss) per share          $  (0.88)     $  (0.18)     $   0.63

Fully Diluted
Earnings:
 Net earnings (loss)                     $(10,557)     $   (177)     $ 11,891
 Deduct dividends on preferred stock (2)    2,544         2,554         2,561

 Net earnings (loss) applicable to
  common stock                           $(13,101)     $ (2,731)     $  9,330

Shares:
 Weighted average number of common
  shares outstanding                       14,859        14,835        14,820
 Dilutive effect of outstanding options
  and rights (as determined by the
  application of the treasury stock
  method at the higher of the ending
  or average market price for the year)        -- (1)        -- (1)        25

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
                                                Years ended December 31,

                                            1994          1993          1992
Fully Diluted (continued)
Shares (continued):
 Shares issuable from assumed exercise
  of convertible preference stock (2)          --            --            --
 Weighted average number of shares
  outstanding, as adjusted                 14,859        14,835        14,845

Fully diluted earnings (loss) per share:
 Continuing operations                   $   0.16      $   2.20      $   0.52
 Discontinued operations                    (0.44)        (2.38)           --
 Extraordinary item                         (0.51)           --          0.11
 Cumulative accounting change               (0.09)           --            --

 Earnings (loss) per share               $  (0.88)     $  (0.18)     $   0.63


Additional Fully Diluted Computation (3)
Earnings:
 Net earnings (loss)                     $(10,557)     $   (177)     $ 11,891

Shares:
 Weighted average number of common
  shares outstanding                       14,859        14,835        14,820
 Dilutive effect of outstanding options
  and rights (as determined by the
  application of the treasury stock
  method at the higher of the ending or
  average market price for the year)           87            66            25
 Shares issuable from assumed exercise of
  convertible preference stock              1,697         1,710         1,682
 Weighted average number of shares
  outstanding, as adjusted                 16,643        16,611        16,527


 Fully diluted earnings (loss) per share $  (0.63)     $  (0.01)     $   0.72

(1) The inclusion of outstanding options and rights in this computation would have an anti-dilutive effect on earnings per share.

(2) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(3) This calculation is submitted in accordance with Securities Exchange Act of 1934 Regulation S-K, paragraph 229.601 (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result in 1994, 1993 and 1992.

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